Exhibit 16.1

Horwath Orenstein LLP	Horwath Orenstein LLP
Member Horwath International	Chartered Accountants

595 Bay Street, Suite 300
Toronto, Canada M5G 2C2

T 416.596.1711
F 416.596.7894

www.horwathorenstein.com

January 24, 2005

United States Securities and Exchange Commission

Washington, D.C. 20549

Re: Yak Communications Inc.

We have read Yak Communications Inc.’s statements to be included under Item 4 of its Form 8-K report regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,

/s/ HORWATH ORENSTEIN LLP